EXHIBIT 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

MARCH 8, 2004

Contact: Emanuel Chirico

Executive Vice President & Chief Financial Officer

(212) 381-3503

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS 2003

FOURTH QUARTER AND FULL YEAR EARNINGS

    EPS IN LINE WITH GUIDANCE AND AHEAD OF CONSENSUS ESTIMATE
    BASS WHOLESALE FOOTWEAR BUSINESS EXITED AND LICENSED TO BROWN SHOE
    CALVIN KLEIN INTEGRATION COMPLETE

Phillips-Van Heusen Corporation reported a fourth quarter 2003 net loss of $9.2 million which, after deducting preferred stock dividends, resulted in a net loss of $0.47 per diluted common share. Excluding restructuring, transition and other items, net income in the fourth quarter improved to $9.6 million, or $0.14 per diluted common share, which is in line with the Company's previous earnings guidance. In the prior year's fourth quarter, net income was $5.7 million, or $0.20 per diluted common share.

For the full year, net income was $14.7 million which, after deducting preferred stock dividends, resulted in a net loss of $0.18 per diluted common share. Excluding restructuring, transition and other items, net income for the year was $50.5 million, or $0.98 per diluted common share. This compares with net income of $30.4 million, or $1.08 per diluted common share, in the prior year.

Restructuring, transition and other items include (i) Calvin Klein integration costs, which consist of (a) the operating losses of certain Calvin Klein businesses which the Company has closed or licensed, and associated costs in connection therewith; and (b) the costs of certain duplicative personnel and facilities incurred during the integration of various logistical and back office functions; (ii) the gain resulting from the Company's sale of its minority interest in Gant Company AB in the second quarter; (iii) the costs of licensing the Bass brand for wholesale distribution to Brown Shoe Company and exiting the wholesale footwear business; and (iv) the costs associated with the impairment and closing of approximately 200 retail outlet stores. (Please see Consolidated Income Statements below for a reconciliation of GAAP amounts to non-GAAP financial measures.)

The improvement in fourth quarter net income, excluding restructuring, transition and other items, was primarily due to $11.4 million of operating earnings associated with the Calvin Klein Licensing segment. Partially offsetting this increase was (i) a $3.2 million increase in interest expense associated with the financing of the Calvin Klein acquisition; and (ii) a $2.9 million decline in the operating earnings of the Apparel and Footwear segment, as the continued strong performance of the Company's wholesale apparel businesses was more than offset by earnings declines experienced in the Company's retail businesses.

The decrease in net income per diluted common share in the fourth quarter, excluding restructuring, transition and other items, was due to $5.3 million of dividends on the Company's convertible redeemable preferred stock and an increase in average common shares outstanding. The convertible preferred stock and additional common stock were both issued in connection with the Calvin Klein acquisition. (Please see Note 2 to Consolidated Income Statements for details of earnings per share computations.)

Total revenues in the fourth quarter increased 13% to $357.1 million from $315.3 million in the prior year. For the year, total revenues were $1,582.0 million in 2003, an increase of 13% over the prior year's $1,405.0 million. Fiscal 2003 revenues include sales of $4.6 million and $21.8 million from the Calvin Klein men's and women's wholesale collection apparel businesses in the fourth quarter and year, respectively. The increases in total revenues were due principally to the addition of royalty revenues generated by the Calvin Klein Licensing segment, as well as an increase in the

Company's wholesale sportswear business. The current year increases were partially offset by sales declines in the Company's retail businesses.

Commenting on these results, Bruce J. Klatsky, Chairman and Chief Executive Officer noted, "We are pleased with our results for the fourth quarter and year. The sharp earnings declines exhibited by our retail businesses in the first nine months of the year stabilized during the Christmas season, which, combined with the continued strong growth in our wholesale dress shirt and sportswear businesses and the positive earnings impact of the Calvin Klein businesses, enabled our earnings to be at the high end of our previous earnings guidance. In addition, we ended the year with $133 million of cash, an increase of $16 million from last year, and ahead of our previous cash flow estimate for the year."

Mr. Klatsky continued, "The integration of the Calvin Klein operations is complete. We have finalized the transfer of the Calvin Klein men's and women's wholesale collection apparel businesses to Vestimenta. The better women's sportswear line, licensed to a joint venture formed by Kellwood and GAV, had an extremely successful initial launch for Spring 2004. Similarly the launch of the men's better sportswear line for Fall 2004 is going significantly better than planned."

Mr. Klatsky further stated, "We have already begun implementation of our recently announced strategic initiatives, which will allow us to concentrate on maximizing the growth opportunities of the Calvin Klein brand and our existing wholesale dress shirt and sportswear businesses. These initiatives include exiting the Bass Wholesale footwear business and licensing it to Brown Shoe Company, and closing approximately 200 outlet stores across our retail chains."

Mr. Klatsky added, "We are pleased with our recent debt refinancing, in which we redeemed our $150 million 9 1/2% senior subordinated notes due 2008 and issued $150 million of 7 1/4% senior notes due 2011. This transaction will provide us with interest expense savings and greater financial flexibility."

Mr. Klatsky concluded, "We expect that 2004 earnings per share, excluding certain charges, will be in a range of $1.10 to $1.15, with first quarter earnings per share in the range of $0.13 to $0.14. Such excluded charges relate to exiting the Bass wholesale footwear business, closing underperforming retail outlet stores, and the debt extinguishment costs associated with our recent bond refinancing. Including these charges, we estimate that GAAP earnings per share in 2004 will be in a range of $0.50 to $0.55, with the first quarter net loss per share in the range of $0.16 to $0.17. Total revenues in 2004 are expected to be $1,600 million to $1,620 million, or an increase of approximately 1.0% - 2.5% over 2003. Revenues for 2004 are being impacted by the exiting of the Bass Wholesale footwear business and the retail store closing program." (Please see reconciliation of GAAP to non-GAAP earnings per share estimates at the end of this press release.)

The Company webcasts its conference calls to review its earnings releases. The Company's conference call to review its year end earnings release is scheduled for Tuesday, March 9, 2004 at 11:00 a.m. EST. Please log on either to our web site at www.pvh.com and go to the News Release page or to CCBN's website at www.companyboardroom.com to listen to the live webcast of the conference call. The webcast will be available for replay for 30 days after it is held, commencing approximately two hours after the live broadcast ends. Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay. In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held. The replay of the conference call can be accessed by calling 1-800-428-6051 and using passcode # 336674. The conference call and webcast consist of copyrighted material. They may not be re-recorded, reproduced, retransmitted, rebroadcast or otherwise used without the Company's express written permission. Your participation represents your consent to these terms and conditions, which are governed by New York law.

* * * * * * * *

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company's apparel and footwear products, both to its wholesale customers and in its retail stores, and the levels of sales of the Company's licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends and other factors; (iii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, including the Company's ability to realize revenue growth from developing and growing Calvin Klein; (iv) the Company's operations and results could be affected by quota restrictions (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing or political and labor instability in the United States or any of the countries where the Company's products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity's, or the Company's existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company's licensees to market successfully licensed products or to preserve the value of the Company's brands, or their misuse of the Company's brands and (viii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

This press release includes certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)
	Quarter Ended
	2/1/04
			Results
			Excluding
		Restructuring,	Restructuring,
	Results	Transition	Transition	Quarter
	Under	and Other	and Other	Ended
	GAAP	Items (1)	Items(1)	2/2/03

Net sales	$321,577	$ 4,627	$316,950	$310,634
Royalty and other revenues	35,512		35,512	4,623
Total revenues	$357,089	$ 4,627	$352,462	$315,257

Gross profit on net sales	$115,730	$ (8,033)	$123,763	$127,567
Gross profit on royalty and
other revenues	35,512		35,512	4,623
Total gross profit	151,242	(8,033)	159,275	132,190

Selling, general and
administrative expenses	156,484	20,717	135,767	117,524

Earnings (loss) before interest and
taxes	(5,242)	(28,750)	23,508	14,666

Interest expense, net	8,962		8,962	5,800

Pre-tax income (loss)	(14,204)	(28,750)	14,546	8,866

Income tax expense (benefit)	(5,052)	(9,997)	4,945	3,140

Net income (loss)	(9,152)	(18,753)	9,601	5,726

Preferred stock dividends	5,281		5,281

Net income (loss) available to
common stockholders	$(14,433)	$(18,753)	$ 4,320	$ 5,726

Basic net income (loss) per
common share (2)	$ (0.47)		$ 0.14	$ 0.21

Diluted net income (loss) per
common share (2)	$ (0.47)		$ 0.14	$ 0.20

(1) Restructuring, transition and other items include the following:

• Sales of $4.6 million from the Calvin Klein men's and women's wholesale collection apparel businesses which, effective January 1, 2004, have been licensed to a third party.

• Pre-tax Calvin Klein integration costs of $8.0 million, which consist of (i) the operating losses of certain Calvin Klein businesses, principally relating to the men's and women's wholesale collection apparel businesses, which the Company has closed or licensed, and associated costs in connection therewith, and (ii) the costs of certain duplicative personnel and facilities incurred during the integration of various logistical and back office functions.

• The pre-tax cost of $9.6 million associated with licensing the Bass brand for wholesale distribution to Brown Shoe Company and exiting the wholesale footwear business.

• The pre-tax cost of $11.1 million associated with the impairment and closing of approximately 200 retail outlet stores.

(2) Please see the Notes to Consolidated Income Statements for a reconciliation of basic and diluted net income (loss) per common share.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)
	Year Ended
	2/1/04
			Results
			Excluding
		Restructuring,	Restructuring,
	Results	Transition	Transition	Year
	Under	and Other	and Other	Ended
	GAAP	Items(2)	Items(2)	2/2/03

Net sales	$1,438,891	$ 21,829	$1,417,062	$1,393,207
Royalty and other revenues(1)	143,120		143,120	11,766
Total revenues(1)	$1,582,011	$ 21,829	$1,560,182	$1,404,973

Gross profit on net sales	$ 514,414	$ (10,616)	$ 525,030	$ 519,464
Gross profit on royalty and
other revenues(1)	143,120		143,120	11,766
Total gross profit(1)	657,534	(10,616)	668,150	531,230

Selling, general and
administrative expenses(1)	601,752	46,489	555,263	462,195

Gain on sale of investment	3,496	3,496

Earnings (loss) before interest and
taxes	59,278	(53,609)	112,887	69,035

Interest expense, net	36,372		36,372	22,729

Pre-tax income (loss)	22,906	(53,609)	76,515	46,306

Income tax expense (benefit)	8,200	(17,815)	26,015	15,869

Net income (loss)	14,706	(35,794)	50,500	30,437

Preferred stock dividends	20,027		20,027

Net income (loss) available to
common stockholders	$ (5,321)	$ (35,794)	$ 30,473	$ 30,437

Basic net income (loss)
per common share (3)	$ (0.18)		$ 1.01	$ 1.10

Diluted net income (loss)
per common share (3)	$ (0.18)		$ 0.98	$ 1.08

(1) In the fourth quarter of 2003, the Company reclassified its recording of advertising contributions received from its licensees. As a result, the sum of the Company's previously disclosed totals for revenues, gross profit and selling, general and administrative expenses in the first three quarters of 2003, when added to the current year's fourth quarter, does not equal the full year to date totals. The reclassification had no effect on net income.

(2) Restructuring, transition and other items include the following:

• Sales of $21.8 million from the Calvin Klein men's and women's wholesale collection apparel businesses which, effective January 1, 2004, have been licensed to a third party.

• Pre-tax Calvin Klein integration costs of $36.4 million, which consist of (i) the operating losses of certain Calvin Klein businesses, principally relating to the men's and women's wholesale collection apparel businesses, which the Company has closed or licensed, and associated costs in connection therewith, and (ii) the costs of certain duplicative personnel and facilities incurred during the integration of various logistical and back office functions.

• The pre-tax gain on the sale of Gant Company AB. In the second quarter of fiscal 2003, the Company sold its minority interest in Gant for $17.2 million, after related fees and expenses, which resulted in a one-time pre-tax gain of $3.5 million.

• The pre-tax cost of $9.6 million associated with licensing the Bass brand for wholesale distribution to Brown Shoe Company and exiting the wholesale footwear business.

• The pre-tax cost of $11.1 million associated with the impairment and closing of approximately 200 retail outlet stores.

(3) Please see the Notes to Consolidated Income Statements for a reconciliation of basic and diluted net income (loss) per common share.

Notes to Consolidated Income Statements:

1. The Company believes presenting its results excluding restructuring, transition and other items provides useful information to investors because many investors make decisions based on the ongoing operations of an enterprise. The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results. The Company uses its results excluding restructuring, transition and other items to discuss its business with investment institutions, the Company's Board of Directors and others. Such results are also the basis for certain incentive compensation calculations.

2. The Company computed its basic and diluted net income (loss) per common share as follows:

(In thousands, except per share data)
	Quarter Ended
	2/1/04
		Results
		Excluding
		Restructuring,
	Results	Transition	Quarter
	Under	and Other	Ended
	GAAP	Items	2/2/03

Net income (loss)	$ (9,152)	$9,601	$ 5,726

Less: Preferred stock dividends	5,281	5,281

Net income (loss) available to common
stockholders for basic and diluted
net income (loss) per common share	$(14,433)	$4,320	$ 5,726

Weighted average common shares
outstanding for basic net income
(loss) per common share	30,570	30,570	27,813

Impact of dilutive employee stock
options		1,218	257

Total shares for diluted net income
(loss) per common share	30,570	31,788	28,070

Basic net income (loss) per common
share	$ (0.47)	$ 0.14	$ 0.21

Diluted net income (loss) per common
share	$ (0.47)	$ 0.14	$ 0.20

	Year Ended
	2/1/04
		Results
		Excluding
		Restructuring,
	Results	Transition	Year
	Under	and Other	Ended
	GAAP	Items	2/2/03

Net income	$14,706	$50,500	$30,437

Less: Preferred stock dividends	20,027	20,027

Net income (loss) available to common
stockholders for basic and diluted
net income (loss) per common share	$ (5,321)	$30,473	$30,437

Weighted average common shares
outstanding for basic net income (loss)
per common share	30,314	30,314	27,770

Impact of dilutive employee stock
options		695	395

Total shares for diluted net income
(loss) per common share	30,314	31,009	28,165

Basic net income (loss) per common
share	$ (0.18)	$ 1.01	$ 1.10

Diluted net income (loss) per common
share	$ (0.18)	$ 0.98	$ 1.08

The sum of the quarterly diluted net income (loss) per common share does not equal the year to date total for the year ended February 1, 2004 due to applying the if-converted method to the Company's convertible redeemable preferred stock in the third quarter.

3. EBITDA is a "non-GAAP financial measure" which represents net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA is provided because the Company believes it is an important measure of liquidity. The Company uses EBITDA in connection with certain covenants relating to the Company's outstanding debt. You should not construe EBITDA as an alternative to net income (loss) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities as a measure of the Company's liquidity, as determined in accordance with generally accepted accounting principles. The Company may calculate EBITDA differently than other companies. Net income (loss) is reconciled to EBITDA as follows:

	Quarter Ended
	2/1/04
			Results
			Excluding
		Restructuring,	Restructuring,
	Results	Transition	Transition	Quarter
	Under	and Other	and Other	Ended
	GAAP	Items	Items	2/2/03
($000)
Net income (loss)	$(9,152)	$(18,753)	$ 9,601	$ 5,726
Plus:
Income tax expense (benefit)	(5,052)	(9,997)	4,945	3,140
Interest expense, net	8,962		8,962	5,800
Depreciation and amortization	8,027		8,027	7,012
EBITDA	$ 2,785	$(28,750)	$31,535	$21,678

Year Ended

2/1/04

			Results
			Excluding
		Restructuring,	Restructuring,
	Results	Transition	Transition	Year
	Under	and Other	and Other	Ended
	GAAP	Items	Items	2/2/03
($000)
Net income (loss)	$14,706	$(35,794)	$ 50,500	$30,437
Plus:
Income tax expense (benefit)	8,200	(17,815)	26,015	15,869
Interest expense, net	36,372		36,372	22,729
Depreciation and amortization	28,570		28,570	25,678
EBITDA	$87,848	$(53,609)	$141,457	$94,713

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)
	February 1,	February 2,
	2004	2003
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 132,988	$117,121
Receivables	96,691	69,765
Inventories	218,428	230,971
Other, including deferred taxes of $17,164 and $19,404	40,805	33,270
Total Current Assets	488,912	451,127
Property, Plant and Equipment	138,537	142,635
Goodwill and Other Intangible Assets	789,164	112,975
Other, including deferred taxes of $32,043 at
February 2, 2003	22,670	64,963
	$1,439,283	$771,700

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable and Accrued Expenses	$ 182,864	$127,439
Long-Term Debt	399,097	249,012
Other Liabilities, including deferred taxes of $178,269
at February 1, 2004	296,419	123,022
Series B Convertible Redeemable Preferred Stock	264,746
Stockholders' Equity	296,157	272,227
	$1,439,283	$771,700

As of February 1, 2004, receivables and inventories include $38,045 and $7,126, respectively, related to the Calvin Klein businesses.

The increases in goodwill and other intangible assets and other liabilities relate to recording the intangible assets acquired in the acquisition of Calvin Klein.

PHILLIPS-VAN HEUSEN CORPORATION

Segment Data

(In thousands)
	Quarter Ended
	2/1/04
			Results
			Excluding
		Restructuring,	Restructuring,
	Results	Transition	Transition	Quarter
	Under	and Other	and Other	Ended
	GAAP	Items	Items	2/2/03

Revenues - Apparel and Footwear
Net sales	$313,367		$313,367	$310,634
Royalty and other revenues	3,325		3,325	4,623
Total	316,692		316,692	315,257

Revenues - Calvin Klein Licensing
Net sales	8,210	$ 4,627	3,583
Royalty and other revenues	32,187		32,187
Total	40,397	4,627	35,770

Total Revenues
Net sales	321,577	4,627	316,950	310,634
Royalty and other revenues	35,512		35,512	4,623
Total	$357,089	$ 4,627	$352,462	$315,257

Operating earnings (loss) - Apparel
and Footwear	$ (234)	$(20,739)	$ 20,505	$ 23,361

Operating earnings (loss) - Calvin
Klein Licensing	3,356	(8,011)	11,367

Corporate expenses	8,364		8,364	8,695

Earnings (loss) before interest and
taxes	$ (5,242)	$(28,750)	$ 23,508	$ 14,666

PHILLIPS-VAN HEUSEN CORPORATION

Segment Data

(In thousands)
	Year Ended
	2/1/04
			Results
			Excluding
		Restructuring,	Restructuring,
	Results	Transition	Transition	Year
	Under	and Other	and Other	Ended
	GAAP	Items	Items	2/2/03

Revenues - Apparel and Footwear
Net sales	$1,402,877		$1,402,877	$1,393,207
Royalty and other revenues(1)	14,228		14,228	11,766
Total(1)	1,417,105		1,417,105	1,404,973

Revenues - Calvin Klein Licensing
Net sales	36,014	$ 21,829	14,185
Royalty and other revenues(1)	128,892		128,892
Total(1)	164,906	21,829	143,077

Total Revenues
Net sales	1,438,891	21,829	1,417,062	1,393,207
Royalty and other revenues(1)	143,120		143,120	11,766
Total(1)	$1,582,011	$ 21,829	$1,560,182	$1,404,973

Operating earnings (loss) - Apparel
and Footwear	$ 74,636	$(20,739)	$ 95,375	$ 94,514

Operating earnings (loss) - Calvin
Klein Licensing	9,366	(36,366)	45,732

Corporate expenses(2)	24,724	(3,496)	28,220	25,479

Earnings (loss) before interest and
taxes	$ 59,278	$(53,609)	$ 112,887	$ 69,035

(1) In the fourth quarter of 2003, the Company reclassified its recording of advertising contributions received from its licensees. As a result, the sum of the Company's previously disclosed totals for revenues, gross profit and selling, general and administrative expenses in the first three quarters of 2003, when added to the current year's fourth quarter, does not equal the full year to date totals. The reclassification had no effect on net income.

(2) Corporate expenses under GAAP for the year ended February 1, 2004 are net of the $3,496 pre-tax Gant gain.

PHILLIPS-VAN HEUSEN CORPORATION Reconciliation of GAAP to non-GAAP 2004 Earnings Per Share Estimates (In thousands, except per share data)